Exhibit 24(iv)
                      POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned,

officer and/or director of ACCESS Corporation, an Ohio

Corporation, which is about to file with the Securities and

Exchange Commission, Washington, DC, under the provisions of the Securities Exchange Act of 1934, as amended, a 1995

Annual Report, hereby constitutes Mr. Newton D. Baker, his

true and lawful attorney-in-fact and agent, with full power

of substitution and resubstitution, for him and in his name,

place and stead, in any and all capacities, to sign such

1995 Annual Report and any or all amendments thereto, and to file the same, with all exhibits thereto, and other

documents in connection therewith, with the Securities and

Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and

every act and thing requisite and necessary to be done in

and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and

confirming all that said attorney-in-fact and agent or his

substitute or substitutes may lawfully do or cause to be

done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set

his hand this 10th day of July, 1995.

                              KENT P. FRIEL
                              ----------------------------
                              Kent P. Friel